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                                                                    EXHIBIT 99.1


                            Form of Proxy of Wayne


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                                     PROXY

                              WAYNE BANCORP, INC.

                        SPECIAL MEETING OF SHAREHOLDERS

    The undersigned hereby constitutes and appoints Douglas R. Harper and J. Ashley Dukes, or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of Wayne Bancorp, Inc. ("Wayne"), which the undersigned would be entitled to vote if personally present at the Special Meeting of Wayne Shareholders to be held at the main office of Wayne located at 818 S. First Street, Jesup, Georgia 31545 on
, 1999 at     , local time, and at any adjournment or postponement thereof (the
"Special Meeting") upon the proposals described in the Proxy Statement/Prospectus and the Notice of Special Meeting of Shareholders, dated
        , 1999, the receipt of which is acknowledged in the manner specified below.

1. Merger. To approve, ratify, confirm and adopt the Agreement and Plan of Merger, dated as of November 30, 1998 (the "Merger Agreement"), by and among First Banking Company of Southeast Georgia ("First Banking") and Wayne pursuant to which (i) Wayne will merge with and into First Banking, and (ii) each share of the $1.00 par value common stock of Wayne issued and outstanding at the effective time of the merger will be exchanged for
    1.57024 shares of $1.00 par value common stock of First Banking.

             FOR  [ ]            AGAINST  [ ]            ABSTAIN  [ ]

2. In the discretion of the proxies on such other matters as may properly come before the Special Meeting or any adjournments thereof.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

    Please sign this proxy exactly as your name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                 DATED:
                                                       ------------------, 1999

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                                                            Signature

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                                                    Signature if held jointly

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF WAYNE BANCORP, INC., AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

     I               will              will not attend the Special Meeting.
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